                                   AMENDMENT NO. 3
                           DATED AS OF DECEMBER 30, 1997
                                TO CREDIT AGREEMENT
                            DATED AS OF JULY 19, 1996


     THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT ("AMENDMENT") is made as of this 30th day of December, 1997 by and among VARLEN CORPORATION, (the "BORROWER"), the financial institutions parties thereto as lenders (the "LENDERS"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "AGENT") under that certain Credit Agreement dated as of July 19, 1996 by and among the Borrower, the Lenders and the Agent, as amended by Amendment No. 1 thereto dated as of October 15, 1996 and Amendment No. 2 thereto dated as of January 17, 1997 (as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                    WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

     WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

     WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

     1. AMENDMENT TO CREDIT AGREEMENT. Effective as of December 30, 1997, and subject to the satisfaction of the conditions precedent set forth in Section
2 below, the Credit Agreement is amended as follows:

     1.1 SECTION 6.11(vi) of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to substitute the following therefor:

     (vi) INDEBTEDNESS OF THE BORROWER TO ANY SUBSIDIARY, OF ANY SUBSIDIARY TO THE BORROWER OR OF ANY SUBSIDIARY TO ANY OTHER SUBSIDIARY, PROVIDED, HOWEVER, THAT

          ONLY THE BORROWER AND THE BORROWER'S DIRECT AND INDIRECT WHOLLY-OWNED FOREIGN SUBSIDIARIES MAY LEND TO FOREIGN SUBSIDIARIES.

     1.2 SECTION 6.16(a)(iii) of the Credit Agreement is hereby amended to delete the terms thereof in its entirety and to substitute the following therefor:

   (iii) INVESTMENTS IN SUBSIDIARIES AND NON-SUBSIDIARY AFFILIATES MADE AFTER THE DATE HEREOF; PROVIDED, HOWEVER, THAT (x) ONLY THE BORROWER AND ITS DIRECT AND INDIRECT WHOLLY-OWNED FOREIGN SUBSIDIARIES MAY MAKE LOANS OR ADVANCES TO FOREIGN SUBSIDIARIES AND TO FOREIGN NON-SUBSIDIARY AFFILIATES AND (y) ANY LOANS OR ADVANCES TO ANY DOMESTIC NON-SUBSIDIARY AFFILIATES MUST BE EVIDENCED BY PROMISSORY NOTES WHICH ARE PLEDGED TO THE AGENT, FOR THE BENEFIT OF THE LENDERS, PURSUANT TO A PLEDGE AGREEMENT SATISFACTORY IN FORM AND SUBSTANCE TO THE AGENT.

     2. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective unless (a) this Amendment shall have been executed by the Borrower, the Agent and the Required Lenders on or before December 30, 1997 and (b) the Agent shall have received an executed copy of the reaffirmation executed on behalf of each of the Guarantors in the form attached hereto as EXHIBIT A.

     3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

     (a) This Amendment and the Credit Agreement as previously executed as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

     (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

      (c) There exists no Default or Unmatured Default.

      4. REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT; SUBSTITUTION OF
NOTES.

    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

    (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

      5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and each of the Lenders and each such party has notified the Agent by facsimile or telephone that it has taken such action.

         ---- Remainder of this page intentionally blank ----

                   Executed as of this 30th day of December, 1997

                   BEECHEAD ASSOCIATES INCORPORATED
                   CHROME CRANKSHAFT CO.
                   CHROME CRANKSHAFT COMPANY OF ILLINOIS
                   CHROME LOCOMOTIVE, INC.
                   CONSOLIDATED METCO, INC.
                   FEMC, INC.
                   KEYSTONE INDUSTRIES, INC.
                   KEYSTONE RAILWAY EQUIPEMENT COMPANY
                   MEANS INDUSTRIES, INC.
                   VARLEN INSTRUMENTS INC. (formerly known as
                   Precision Scientific Inc.)
                   PRIME MANUFACTURING CORPORATION
                   S-G DIESEL POWER, INC.
                   SAPULPA TANK COMPANY
                   SCW CORPORATION
                   SPECIAL METAL RINGS CORP.
                   UNIT RAIL ANCHOR COMPANY, INC.
                   WEBCO TANK, INCORPORATED
                   BRENCO HOLDINGS, INC.
                   BRENCO, INCORPORATED
                   FULL STEAM AHEAD REBUILDING, INC.
                   QUALITY BEARING SERVICE OF KENTUCKY, INC.
                   QUALITY BEARING SERVICE OF MISSOURI, INC.
                   QUALITY BEARING SERVICE OF NEVADA, INC.
                   SEALTECH, INC.

                   By:   /s/ Richard A. Nunemaker
                       -----------------------------
                        Name: Richard A. Nunemaker
                        Title: Attorney-in-fact

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.



                             VARLEN CORPORATION,
                                AS THE BORROWER


                            By:       /s/ Richard A. Nunemaker
                                 ----------------------------------------
                            Print Name:   Richard A. Nunemaker
                                        ---------------------------------
                            Title:            V.P.
                                  ---------------------------------------


                            THE FIRST NATIONAL BANK OF CHICAGO,
                                 INDIVIDUALLY AND AS AGENT

                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            HARRIS TRUST AND SAVINGS BANK

                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.



                             VARLEN CORPORATION,
                                AS THE BORROWER


                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            THE FIRST NATIONAL BANK OF CHICAGO,
                                 INDIVIDUALLY AND AS AGENT

                            By:       /s/ Dennis J.Redpath
                                 ----------------------------------------
                            Print Name:   Dennis J.Redpath
                                        ---------------------------------
                            Title:        Vice President
                                  ---------------------------------------


                            HARRIS TRUST AND SAVINGS BANK

                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.



                             VARLEN CORPORATION,
                                 AS THE BORROWER


                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            THE FIRST NATIONAL BANK OF CHICAGO,
                                 INDIVIDUALLY AND AS AGENT

                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            HARRIS TRUST AND SAVINGS BANK

                            By:      /s/ Patrick J. McDonnell
                                 ----------------------------------------
                            Print Name:  Patrick J. McDonnell
                                        ---------------------------------
                            Title:       Vice President
                                  ---------------------------------------

                            NATIONSBANK N.A.


                            By:     /s/  Lisa S. Donoghue
                                 ----------------------------------------
                            Print Name:  LISA S. DONOGHUE
                                        ---------------------------------
                            Title:       VICE PRESIDENT
                                  ---------------------------------------


                            ABN AMRO BANK N.V., CHICAGO BRANCH

                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------

                            NATIONSBANK N.A.


                            By:
                                 ----------------------------------------
                            Print Name:
                                        ---------------------------------
                            Title:
                                  ---------------------------------------


                            ABN AMRO BANK N.V., CHICAGO BRANCH

                            By:     /s/  Nancy L. Capecci
                                 ----------------------------------------
                            Print Name:  Nancy L. Capecci
                                        ---------------------------------
                            Title:      Assistant Vice President
                                  ---------------------------------------


                            By:      /s/ Laurie D. Flom
                                 ----------------------------------------
                            Print Name:  Laurie D. Flom
                                        ---------------------------------
                            Title:       Vice President
                                  ---------------------------------------